Exhibit 99.1

NEWS RELEASE

Contacts:	Quintana Energy Services
Keefer M. Lehner, EVP & CFO
832-518-4094
IR@qesinc.com
FOR IMMEDIATE RELEASE
Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
713-529-6600
QES@dennardlascar.com

QUINTANA ENERGY SERVICES ANNOUNCES COST REALIGNMENT
ACTIONS IN RESPONSE TO CURRENT MARKET CONDITIONS

Business continuity plan expects to result in

approximately $25.0 million of annual cost savings

QES’s December 31, 2019 net debt was $6.3 million

and available liquidity was over $52.0 million

HOUSTON, TX – April 13, 2020 – Quintana Energy Services Inc. (NYSE: QES) (“QES” or the “Company”), a diversified oilfield services company operating in both conventional and unconventional plays in all of the active major basins throughout the U.S., today announced continued cost reduction actions in response to the current market volatility, operational disruption related to the COVID-19 pandemic, and the uncertain outlook for the US onshore oil and gas industry.

These most recent cost reductions are being implemented in addition to the Company’s previously announced business segment restructuring. In response to declining customer activity and commodity price instability, the segment restructuring, which began in late 2019, is expected to be completed in the second quarter 2020 and yield an annual cost savings of $4.0 to $6.0 million once personnel, systems and facility migrations are fully implemented.

Chris Baker, QES’ President and Chief Executive Officer, stated, “In addition to our segment restructuring, it has become necessary for us to take further decisive actions to protect our financial strength and flexibility, while upholding our customer commitments. Given current market conditions, we expect a significant drop in activity and reduced pricing and margins due to a material decrease in North American E&P spending and challenging competitor dynamics, and we expect lower pricing and activity levels to continue until we see clear signs of a commodity price recovery.”

Year to date, QES has taken the following actions to reduce its cost structure and protect its balance sheet:

•	CEO voluntary base salary reduction of 20%;
•	Expect all-in executive cash compensation to reduce by 30% to 40%, including voluntary salary reductions of 10% to 20%;
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•	Reducing cash Board compensation;
•	Reducing overall operating expenses, overhead and other variable costs to align with the current business activity levels, including an approximate 20% reduction in force in Q1;
•	Reducing segment compensation by up to 20%;
•	Plan to begin a furlough program to minimize cost in balance with activity;
•	Working with vendors to reduce costs for all products and services;
•	Implementing all available cost reductions and deferrals afforded to us under the CARES Act;
•	Negotiating with lessors to reduce and defer fixed cost lease obligations;
•	Idled three additional locations and both active frac spreads; and
•	Updating guidance for 2020 capital spending to $10 to $15 million, which reflects reductions in all non-essential capital spending and a 50% decrease from the mid-point of range of prior guidance.

Baker added, “We will continue to monitor market developments and are prepared to take additional actions in the second quarter as needed. Efforts from our business continuity plan are expected to result in approximately $25.0 million of annual cost savings. While very difficult, a workforce reduction is a necessary step to better align with market demands. I would like to personally express my appreciation and gratitude to each of the employees affected by this decision for their commitment and service to QES.

“The Company’s balance sheet remains a significant strength and a key differentiator versus our peers. We ended the fourth quarter of 2019 with a total debt balance of $21.0 million, $14.7 million of cash on hand, and $37.7 million of net availability under our senior secured asset-based revolving credit facility. Our immediate focus is on weathering these difficult times and ensuring that QES manages through the current environment in order to be positioned when the market ultimately recovers,” concluded Baker.

QES plans to provide a more comprehensive operational and financial update with the release of its first quarter 2020 results.

About Quintana Energy Services

QES is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the U.S. QES’ primary services include: directional drilling, pressure pumping, pressure control and wireline services. The Company offers a complementary suite of products and services to a broad customer base that is supported by in-house manufacturing, repair and maintenance capabilities. More information is available at www.quintanaenergyservices.com.

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Forward-Looking Statements and Cautionary Statements

This news release contains certain statements and information that may constitute “forward-looking statements.” The words “anticipate,” “believe,” “expect,” “plan,” “forecasts,” “will,” “could,” “may,” and similar expressions that convey the uncertainty of future events or outcomes, and the negative thereof, are intended to identify forward-looking statements. Forward-looking statements contained in this news release, which are not generally historical in nature, include those that express a belief, expectation or intention regarding our future activities, plans and goals and our current expectations with respect to, among other things: statements about the expected timing for completion of our workforce reduction and the expected savings in annualized operating expenses and charges resulting from the workforce reduction; our operating cash flows, the availability of capital and our liquidity; our future revenue, income and operating performance; our ability to sustain and improve our utilization, revenue and margins; our ability to maintain acceptable pricing for our services; future capital expenditures; our ability to finance equipment, working capital and capital expenditures; our ability to execute our long-term growth strategy; our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and the timing and success of strategic initiatives and special projects.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks and uncertainties include, among other things, various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the COVID-19 pandemic, including swift and material decline in global crude oil demand and crude oil prices for an uncertain period of time that correspondingly may lead to a significant reduction of domestic crude oil, NGL and natural gas production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in demand for our services. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: a decline in demand for our services, including due to declining commodity prices, overcapacity and other competitive factors affecting our industry; the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by E&P companies; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity; and other risks and uncertainties listed in our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

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